UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2026

USA Rare Earth, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41711	98-1720278
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

100 W. Airport Road, Stillwater, OK 74075

(Address of Principal Executive Offices) (Zip Code)

(813) 867-6155

(Registrant's telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	USAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The Lease

On June 1, 2026, USA Rare Earth, Inc. (the “Company”) entered into a Lease Agreement (the “Lease”) with TC Liberty Development, LLC, a Delaware limited liability company (“Landlord”), for the lease of a to-be-constructed specialty rare earth magnet manufacturing facility located on Bear Den Road in Blacksburg, Cherokee County, South Carolina (the “Premises”). The Premises will be used for specialty manufacturing and general industrial/warehouse purposes, including receiving, storing, shipping, and wholesaling products made or distributed by the Company.

The Premises consists of an approximately 800,000 square foot building to be constructed on approximately 129.9 acres of land in Blacksburg, South Carolina. The Premises is intended to serve as the Company's rare earth magnet manufacturing facility.

The Lease has an initial term of 240 full calendar months (20 years), commencing on the earliest of (i) the date the Company occupies any portion of the Premises and begins conducting business, (ii) the date on which substantial completion of base building work is achieved, or (iii) the date on which substantial completion would have been achieved but for Tenant delays (the “Commencement Date”).

The Company has two successive options to extend the term of the Lease, each for an additional period of ten years. The Company may exercise each extension option by delivering written notice to the Landlord not earlier than 18 months or later than 15 months prior to the expiration of the then-current term. The base rent for each extension term will be the prevailing market rental rate for comparable space in the submarket in which the Premises is located. In no event will the base rent for an extension term be less than 103% of the base rent in effect during the last month of the immediately preceding term. If the Company and the Landlord do not agree on the prevailing market rental rate, the rate will be determined through an arbitration procedure specified in the Lease.

The base rent will be determined based on final Project Costs (as defined in the Lease) multiplied by the Lease Constant Percentage (as defined in the Lease), with 2.5% annual escalations on each anniversary of the Commencement Date. The parties will execute an amendment to the Lease setting forth the Base Rent upon final determination of Project Costs and the Lease Constant Percentage.

The Lease is structured as a net lease. In addition to Base Rent, the Company is responsible for its proportionate share of operating costs, real estate taxes, and insurance, along with a property management fee of no more than 1% so long as the Company self-manages the Premises.

The Landlord is responsible for achieving substantial completion of the base building work. Milestone dates and associated cure periods for substantial completion are set forth in the Lease. The Company expects to enter into a design build agreement with the Landlord which will include a liquidated damages provision for the failure to achieve substantial completion by the applicable milestone date.

The Lease is conditioned upon Landlord's acquisition of the land on terms satisfactory to Landlord and upon Landlord's closing of financing for the Premises within 90 days following the Lease date. In the event Landlord elects not to purchase the land or fails to close financing, Landlord has the right to terminate the Lease, in which case (among other things) Landlord would convey the land to the Company and the parties would execute a development services agreement pursuant to which Landlord would serve as developer.

Provided no event of default exists, the Company has a right of first offer to purchase the Premises prior to any sale by Landlord to an unrelated third party, subject to customary exclusions.

In addition, the Lease contains customary provisions, including restrictions on the Company’s ability to assign or sublease the Premises, requirements for the Company to maintain certain insurance, and indemnification obligations of the Company in favor of the Landlord. The Lease also includes customary events of default applicable to the Company and corresponding remedies available to the Landlord, as well as termination rights for each party under certain circumstances, including delays in delivery of the Premises, casualty events, and condemnation.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, which is included as Exhibit 10.1 hereto.

The Incentives Agreement

On June 1, 2026, the Company entered into a Fee-in-Lieu of Ad Valorem Taxes and Incentives Agreement (the “Incentives Agreement”) with Cherokee County, South Carolina (the “County”) in connection with the development of the Company's rare earth magnet manufacturing facility in the County. The Incentives Agreement provides for certain economic development incentives to induce the Company's investment in the facility, including a fee-in-lieu of ad valorem taxes arrangement and the inclusion of the facility in a multi-county industrial or business park.

Under the Incentives Agreement, the Company is expected to invest approximately $800 million in the project and to create approximately 325 new jobs. To qualify for and maintain the fee-in-lieu of ad valorem taxes arrangement, the Company is required to invest a minimum of $400 million in the project during an investment period of eight years, which automatically extends to thirteen years if the Company has invested at least 75% of the projected investment by the end of the initial eight-year period.

The fee-in-lieu of ad valorem taxes arrangement provides for payments to the County calculated using a reduced assessment ratio of 4%, in lieu of the standard assessment ratio otherwise applicable to manufacturing property, for a term of up to 40 years with respect to qualifying property placed in service during the investment period. In addition, the facility is to be included in a multi-county industrial or business park established by the County with a partner county, which supports the availability of the incentives.

The Incentives Agreement contains customary provisions, including reporting and filing obligations of the Company, events of default and corresponding remedies available to the County, and termination rights. The Company's failure to meet the minimum investment and other requirements under the Incentives Agreement may result in the reduction, recapture, or “clawback” of incentive benefits in accordance with applicable South Carolina law.

The foregoing description of the Incentives Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Incentives Agreement, which is included as Exhibit 10.2 hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the disclosures included under Item 1.01 of this Current Report on Form 8-K regarding the Lease are incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On June 2, 2026, the Company issued a press release announcing the Company's rare earth magnet manufacturing facility project in Cherokee County, South Carolina. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

This report, including the exhibits filed hereto, contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include those relating to the development and construction of the Company's rare earth magnet manufacturing facility in Cherokee County, South Carolina, the anticipated timing and completion of construction and commencement of operations at the facility, the Company's expected capital investment and job creation at the facility, the Company's ability to satisfy the conditions to and realize the anticipated benefits of the Lease and the Incentives Agreement, and other statements regarding the Company's expectations for future development, operations, strategies, transactions and financial performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Words such as “aim,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “growth,” “intend,” “may,” “might,” “plan,” “potential,” “project,” “propose,” “should,” “target,” “vision,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements are subject to risks and uncertainties and potentially inaccurate assumptions that could cause actual results to differ materially from our expectations, including without limitation: the ability of the Company and the Landlord to satisfy the conditions to the Lease, including the Landlord's acquisition of the land and closing of financing for the facility, on the anticipated timeline or at all; the ability of the Landlord to complete construction of the facility on the anticipated timeline or budget or at all; the availability of utilities (including power and water), materials, and equipment in the quantities and at the prices necessary to develop and operate the facility; the Company's ability to obtain and maintain required permits, approvals, and governmental incentives; the Company's ability to comply with the minimum investment, job creation, and other requirements for federal, state and local government incentives and financing, including under the Incentives Agreement, and the risk of reduction, recapture, or “clawback” of incentive benefits; risks that we may experience delays, unforeseen expenses, increased capital costs, and other complications while developing the facility; risks that the proposed transactions with Serra Verde Group, Carester SAS and Texas Mineral Resources Corp. may not be consummated on their anticipated timelines or at all; we may not realize the anticipated benefits of our proposed and prior acquisitions, including expected synergies, financial performance, estimated EBITDA and, in the case of Serra Verde Group, integration of operations, on the anticipated timeline or at all; the ability of our Stillwater magnet manufacturing facility to commence commercial operations on the timing and with the production capacity anticipated or at all; our limited operating history; our ability to commercially extract minerals from the Round Top deposit on our anticipated timeline or at all; risks that we may experience delays, unforeseen expenses, increased capital costs, and other complications in operating our business; our ability to raise necessary capital on acceptable terms or at all; potential dilution to existing stockholders and adverse effect on our stock price if we issue additional common stock or equity-linked securities; the volatility of our stock price; our ability to enter into definitive agreements for the proposed U.S. government financing, which is subject to conditions precedent and final government approvals, on the anticipated terms or at all and, if executed, to satisfy the milestones and other conditions of such financing, which could impose conditions to access such financing over a period of time; the availability of rare earth oxide, metal feedstock and other materials, utilities (including power and water) and equipment in quantities and prices that allow us to develop and commercially operate our Stillwater facility and other facilities; our ability to meet individual customer specifications and manufacture a consistently high quality product; fluctuations in demand for and prices of our products, including without limitation as a result of dumping, predatory pricing and other tactics by the Company’s competitors or state actors or the overall competitive environment; our ability to achieve positive cash flow or profitability or the ability to access cash flow within our corporate structure due to restrictions contained in our financing agreements; our ability to convert current commercial discussions and/or memorandums of understanding with customers for the sale of our neo magnets and other products into definitive orders; geopolitical developments or disruptions, such as changes in the political environment, export/import or environmental policy of the People’s Republic of China, the United States or other countries in which we operate or sell products or otherwise; war, terrorism, natural disasters or public health emergencies; our ability to retain or recruit key personnel; environmental, health and safety regulations; and our ability to comply with requirements for federal, state and local government incentives and financing.

Additional risks and detailed information regarding factors that may cause actual results to differ materially has been and will be included in the Company's filings with the SEC. Any forward-looking statements speak only as of the date of this report (or such other date as is specified in such statements), and the Company undertakes no obligation to update any forward-looking statements as a result of new information or future events or developments, except to the extent required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached with this Current Report on Form 8-K:

Exhibit No.	Description
10.1†#	Lease Agreement, dated June 1, 2026, between TC Liberty Development, LLC and USA Rare Earth, Inc.
10.2	Fee-in-Lieu of Ad Valorem Taxes and Incentives Agreement, dated June 1, 2026, by and between Cherokee County, South Carolina and USA Rare Earth, Inc.
99.1	Press Release, dated June 2, 2026, issued by USA Rare Earth, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	The annexes, schedules, and certain exhibits to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the SEC upon request.
#	The Registrant has redacted provisions or terms of this exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K. While portions of the exhibit have been redacted, this exhibit includes a prominent statement on the first page of the exhibit that certain identified information has been excluded from the exhibit because it is both not material and is the type that the Registrant treats as private or confidential. The Registrant agrees to furnish an unredacted copy of the exhibit to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

USA Rare Earth, Inc.

Date: June 2, 2026	By:	/s/ Valerie Ford Jacob
Valerie Ford Jacob
Chief Legal Officer